Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES

PRICING OF OFFERING OF SENIOR SECURED NOTES DUE 2028

San Antonio, TX, August 8, 2023 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it priced an offering (the “Offering”) of $750,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2028 (the “Notes”). The aggregate principal amount of the Offering was increased by $250,000,000 from the previously announced offering size of $500,000,000. The issuance and sale of the Notes is expected to be completed on August 22, 2023, subject to customary closing conditions.

The Notes will be guaranteed on a senior secured basis by certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”). The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, on a first-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Company’s existing senior secured credit facilities and existing senior secured notes (other than accounts receivable and related assets securing the Company’s existing receivables-based credit facility (the “Receivables Facility”)) and, on a second-priority basis, by accounts receivable and related assets securing the Receivables Facility on a first-priority basis.

The Company intends to use the proceeds from the Notes (i) to prepay a portion of the borrowings outstanding under the Company’s existing senior secured term loan facility, (ii) to pay related transaction fees and expenses and (iii) for general corporate purposes.

The Notes and related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, to persons outside of the United States, in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About Clear Channel Outdoor Holdings

The Company is at the forefront of driving innovation in the out-of-home advertising industry. The Company’s dynamic advertising platform is broadening the pool of advertisers using its medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of its diverse portfolio of assets, the Company connects advertisers with millions of consumers every month across more than 470,000 print and digital displays in 21 countries.

For further information, please contact:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements based on current expectations of the Company’s management. These forward-looking statements include, but are not limited to, all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the Offering and the use of proceeds of the Notes. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the Offering will be completed and the use of proceeds of the Offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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